Exhibit 10.3
NEWFIELD EXPLORATION COMPANY
RESTRICTED STOCK UNIT AGREEMENT
     THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of February 14, 2007 (the “Date of Grant”) and is by and between Newfield Exploration Company (the “Company”) and                                          (“Employee”).
     1. GRANT.
     (a) Restricted Stock Units. Pursuant to the Newfield Exploration Company 2004 Omnibus Stock Plan (as amended from time to time, the “Plan”), this Agreement evidences the grant by the Company of an award (“Award”) of                      restricted stock units to Employee subject to the Forfeiture Restrictions described in Section 2(a) below (the “Restricted Stock Units”). Each Restricted Stock Unit represents the right to receive one share of Common Stock (as defined in the Plan) as of the date on which the Restricted Stock Unit is payable.
     (b) Plan Incorporated. Employee acknowledges receipt of a copy of the Plan and agrees that the Restricted Stock Units shall be subject to all of the terms and conditions of the Plan, which terms and conditions are incorporated herein for all purposes. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan.
     (c) No Rights as a Stockholder. Restricted Stock Units are not actual shares of Common Stock and Employee will have no rights as a stockholder with respect to any Restricted Stock Units; including no right to vote on matters submitted to stockholders of the Company and no right to receive any dividends declared or paid on Common Stock. Employee will be a general and unsecured creditor of the Company and will have no direct or secured claim in any specific assets of the Company.
     2. RESTRICTIONS. Employee hereby accepts the Award of the Restricted Stock Units and agrees with respect thereto as follows:
     (a) Forfeiture Restrictions. Except as otherwise provided in Paragraph X of the Plan, (i) the Restricted Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred or disposed of to the extent then subject to Forfeiture Restrictions and (ii) if, prior to the fourth year anniversary of the Date of Grant, Employee’s employment with the Company is terminated for any reason (including as described in the last sentence of Paragraph XII(b) of the Plan) other than (A) a separation from service by reason of death or disability (within the meaning of Section 409A(a)(2)(A)(ii) of the Code) (“Death or Disability”) of Employee or (B) a retirement from employment in accordance with the policies of the Company if, at the time of such retirement, Employee is at least 60 years of age and has at least ten years of continuous service with the Company (a “Qualified Retirement”), Employee shall, for no consideration, forfeit to the Company all Restricted Stock Units to the extent then subject to Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender the Restricted Stock Units to the Company as provided in this Section 2(a) are herein referred to as “Forfeiture Restrictions.” Forfeiture Restrictions shall be binding upon and enforceable against any permitted transferee of the Restricted Stock Units.

     (b) Lapse of Forfeiture Restrictions—Death or Disability, Qualified Retirement. If not previously forfeited, Forfeiture Restrictions with respect to the Restricted Stock Units shall lapse upon (i) a separation from service by reason of Death or Disability of Employee or (ii) a Qualified Retirement.
     (c) Lapse of Forfeiture Restrictions—Continuous Employment. If not previously forfeited, Forfeiture Restrictions with respect to the Restricted Stock Units shall lapse on the indicated anniversary of the Date of Grant in accordance with the following schedule:

Percentage of Restricted
Stock Units Subject to
Forfeiture Restrictions as
to which Forfeiture
Date	Restrictions Lapse
Second Year Anniversary of the Date of Grant	33 1/3%
Third Year Anniversary of the Date of Grant	50%
Fourth Year Anniversary of the Date of Grant	100%
     3. SETTLEMENT OF RESTRICTED STOCK UNITS. Subject to the provisions of Paragraph XII(c) of the Plan, upon the lapse of Forfeiture Restrictions without forfeiture, the Company will cause a certificate to be issued to Employee representing the number of shares of Common Stock equal to the number of outstanding Restricted Stock Units no longer subject to Forfeiture Restrictions.
     4. COMMUNITY INTEREST OF SPOUSE. The community interest, if any, of any spouse of Employee in any of the Restricted Stock Units shall be subject to all of the terms, conditions and restrictions of this Agreement and the Plan, and shall be forfeited and surrendered to the Company upon the occurrence of any of the events requiring Employee’s interest in such Restricted Stock Units to be so forfeited and surrendered pursuant to this Agreement.
     5. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Employee has executed this Agreement, all as of the date first above written.

NEWFIELD EXPLORATION COMPANY

By:

David A. Trice President and Chief Executive Officer

[Employee]

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